UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

NYLI CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NYLI CBRE Global Infrastructure Megatrends Term Fund - Message Script

Hello, I’m Kirk Lehneis, Chief Operating Officer, with NYLI CBRE Global Infrastructure Megatrends Term Fund. I am calling you regarding your fund’s upcoming annual meeting of shareholders. You should be receiving your proxy material in the coming days. Whether you receive it by regular mail or email, I am asking that you please vote your WHITE proxy card right away.

I also wanted to alert you that an activist hedge fund investor (Saba Capital) is trying to elect their own nominee to the board and declassify your Fund’s board at this year’s shareholder meeting. It is important for your fund to defeat Saba’s attempt to elect their nominee and declassify your board. Please do not vote any GOLD cards that you may receive from Saba. Even if you vote AGAINST their nominees or declassification proposal, it could negate any vote supporting your fund’s nominees.

Thank you for your time and consideration, and if you have any questions, please feel free to call our proxy firm, EQ Fund Solutions, at (800) 848-3402.